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                                   EXHIBIT 7.1

                             JOINT FILING AGREEMENT


         We, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.


Dated:  January 7, 2000



                                   THE HEARST CORPORATION

                                   By:      /s/ JODIE W. KING
                                            -----------------------------------
                                            Name:    Jodie W. King
                                            Title:   Vice President


                                   THE HEARST FAMILY TRUST

                                   By:      /s/ VICTOR F. GANZI
                                            -----------------------------------
                                            Name:    Victor F. Ganzi
                                            Title:   Trustee


                                   HEARST HOLDINGS, INC.

                                   By:      /s/ JODIE W. KING
                                            -----------------------------------
                                            Name:    Jodie W. King
                                            Title:   Vice President


                                   HEARST BROADCASTING, INC.

                                   By:      /s/ JODIE W. KING
                                            -----------------------------------
                                            Name:    Jodie W. King
                                            Title:   Vice President